Exhibit 3.29

                        AMENDED AND RESTATED BY-LAWS

                                     OF

                                 [company]

                         (an Illinois corporation)

                                 ----------

                                 ARTICLE I

                                SHAREHOLDERS

         1. SHARE CERTIFICATES. Certificates representing shares of the corporation shall set forth thereon the statements prescribed by Section
6.35 of the Business Corporation Act of 1983 (the "Business Corporation Act"), and by any other applicable provision of law, shall be signed by the appropriate corporate officers, and may be sealed with the seal of the corporation or a facsimile thereof. In case the seal of the corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the corporation, but before it is issued, the certificate may be issued by the corporation with the same effect as if the seal had not been changed. If a certificate is countersigned by a transfer agent, or a registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any officer of the corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue.

         No certificate shall be issued for any share until such share is fully paid.

         2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these By-Laws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his or her other attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

         3. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or exchange of assets, not less than 20 days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         4. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors. A special meeting shall be held on the date fixed by the directors except when the Business
Corporation Act confers the right to call a special meeting upon the shareholders.

         - PLACE. Annual meetings and special meetings shall be held at such place as the Board of Directors shall by resolution from time to time provide.

         - CALL. Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in a like manner or whenever the holders of shares entitled to at least twenty percent of all votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

         - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Business Corporation Act) nor more than sixty days before the date of the meeting.

         - VOTING LIST. The officer or agent having charge of the transfer book for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

         - QUORUM. A majority of the outstanding shares entitled to vote on the respective matter shall constitute a quorum.

         - VOTING. Except as the Business Corporation Act and the Articles of Incorporation shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the respective matter, a quorum being present, shall be the act of the shareholders.

         5. INFORMAL ACTION. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                ARTICLE II

                            BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY - COMPENSATION. The business and the affairs of the corporation shall be managed by or under the direction of a Board of Directors. The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise, notwithstanding the provisions of Section 8.60 of the Business Corporation Act.

         2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Illinois. The number of directors constituting the Board of Directors shall be one or more. Subject to the foregoing limitation, such number of directors may be changed from time to time, by the directors or the shareholders without further amendment to these By-Laws. Such maximum may not exceed such minimum by more than five. A decrease in the number of directors does not shorten an incumbent director's term. The full Board of Directors shall consist of the number of directors fixed or changed as herein provided.

         3. ELECTION AND TERM. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. Vacancies and newly created directorships may be filled at an annual meeting of shareholders or a special meeting of shareholders called for that purpose, and vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by the Board of Directors.

         4. MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix.

         - PLACE. Meetings shall be held at such place within or without the State of Illinois as shall be fixed by the Board.

         - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by him or her, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         - QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. Except as herein otherwise provided, and except as may be otherwise provided by the Business Corporation Act, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed at any time, with or without cause, in accordance with the provisions of Section 8.35 of the Business Corporation Act of 1983.

         6. INFORMAL ACTION. Any action required to be taken or any action which may be taken at a meeting of directors or of a committee thereof, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or all of the members of such committee, as the case may be.

                                ARTICLE III

                                  OFFICERS

         The officers of the corporation shall consist of a President, one or more Vice-Presidents if and as the directors shall determine, a Secretary, and a Treasurer, each of whom shall be elected by the directors. The corporation may have such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person.

         Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor has been elected and qualified.

         The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be. Any officer or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

                                 ARTICLE IV

                            SHAREHOLDERS RECORD

         The corporation shall keep at its registered office in the State of Illinois or at its principal place of business in Illinois, or at the office of its transfer agent or registrar, if any, in the State of Illinois a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. The corporation shall also keep at its registered office, for a period of at least ten days, the voting list prescribed by Section 7.30 of the Business Corporation Act.

                                 ARTICLE V

                               CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                 ARTICLE VI

                                FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VII

                            CONTROL OVER BY-LAWS

         After the initial By-Laws of the corporation shall have been adopted in the manner prescribed by the Business Corporation Act, the By-Laws of the corporation may be made, altered, amended, or repealed by the shareholders or the Board of Directors.